UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2022

V2X, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-36341	38-3924636
(Commission	(IRS Employer
File Number)	Identification No.)

2424 Garden of the Gods Road, Suite 300

Colorado Springs, CO 80919

(Address of Principal Executive Offices) (Zip Code)

(719) 591-3600

(Registrant's Telephone Number, Including Area Code)

Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VVX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective August 18, 2022, the Board of Directors (the “Board”) of V2X, Inc. (the “Company”) approved an amended and restated form of indemnification agreement (the “A&R Form of Indemnification Agreement”) to be entered into by the Company and each of Mary L. Howell, Melvin F. Parker, Eric M. Pillmore, Stephen L. Waechter, Phillip C. Widman and Charles L. Prow (the “Incumbent Directors”).

In connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 7, 2022, by and among the Company, Andor Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company, Andor Merger Sub LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company, and Vertex Aerospace Services Holding Corp., a Delaware corporation (“Vertex”), five directors who are individuals designated by Vertex (the “Vertex Board Designees”) entered into indemnification agreements (the “Vertex Board Designee Indemnification Agreements”) with the Company at the closing of the transactions contemplated by the Merger Agreement. The Board, including the Vertex Board Designees, subsequently authorized the Company to enter into amended and restated indemnification agreements with each of the Incumbent Directors in the form of the A&R Form of Indemnification Agreement in order to update the existing indemnification agreements of the Incumbent Directors to conform in relevant part to the Vertex Board Designee Indemnification Agreements.

As is the case with the Company’s Vertex Board Designee Indemnification Agreements, the A&R Form of Indemnification Agreement provides that the Company will indemnify each director (an “Indemnitee”) to the fullest extent permitted by law for claims arising in Indemnitee’s capacity as a director of the Company or in connection with Indemnitee’s service at the Company’s request for another corporation or entity. The A&R Form of Indemnification Agreement also provides for procedures that will apply in the event that an Indemnitee makes a claim for indemnification, and establishes certain presumptions with respect to the Indemnitees’ right to indemnification.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the A&R Form of Indemnification Agreement, and is subject to and qualified in its entirety by reference to the A&R Form of Indemnification Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 5.08 Shareholder Director Nominations.

The information contained in Item 8.01 is incorporated herein by reference.

Item 8.01 Other Events.

On August 18, 2022, the Board of the Company established that the Company’s 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) will be held on October 27, 2022. The record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the 2022 Annual Meeting shall be the close of business on September 2, 2022. Because the date of the 2022 Annual Meeting differs by more than thirty days from the anniversary date of the 2021 Annual Meeting of Shareholders, which was held on May 6, 2021, the deadlines for any shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and for any shareholder nomination or proposal outside of Rule 14a-8, as listed in the Company’s 2021 Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2021, are no longer applicable. Pursuant to the Company’s bylaws (the “Bylaws”) and Rule 14a-5(f) of the Exchange Act, the Company is hereby providing notice of the revised deadlines for such proposals in this Current Report on Form 8-K.

To be considered for inclusion in this year’s proxy materials for the 2022 Annual Meeting, shareholder proposals must be submitted in writing to our Corporate Secretary at our principal executive offices on or before the close of business on September 12, 2022. In addition to complying with this deadline, shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2022 Annual Meeting must also comply with the Bylaws and all applicable rules and regulations promulgated by the SEC under the Exchange Act.

Any shareholders who wish to bring business, including any nomination for directors, before the 2022 Annual Meeting, but do not intend for the proposal to be included in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, must ensure that notice is submitted in writing to our Corporate Secretary at our principal executive offices before the close of business on August 29, 2022, which notice must contain the information specified in our Bylaws.

In addition, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice in writing to our Corporate Secretary at our principal executive offices that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than August 29, 2022.

Notices of intention to present proposals or nominate directors at the 2022 Annual Meeting, and all supporting information required by our Bylaws, must be submitted to: V2X, Inc., Attn: Corporate Secretary, 2424 Garden of the Gods Road, Suite 300, Colorado Springs, CO 80919.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Form of Indemnification Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V2X, INC.

Dated: August 19, 2022

	By:	/s/ Kevin T. Boyle
Kevin T. Boyle
Chief Legal Officer, General Counsel and Corporate Secretary